(ATARI LOGO)                                                       FOR IMMEDIATE
ATARI, INC.                                                              RELEASE
417 Fifth Avenue
New York, NY 10016
www.atari.com                                       Contact: Ryan Barr
                                                             Atari, Inc
                                                             212-726-6996
                                                             Ryan.Barr@atari.com

    ATARI REPORTS FISCAL 2006 SECOND QUARTER AND SIX-MONTH FINANCIAL RESULTS

NEW YORK - NOVEMBER 3, 2005 - Atari, Inc. (Nasdaq: ATAR), a leader in interactive entertainment, today announced financial results for the fiscal 2006 second quarter and six-month period ended September 30, 2005.

Net revenue for the quarter ended September 30, 2005, was $38.4 million versus $68.0 million in the prior year's comparable quarter, reflecting the Company's release of fewer titles in this quarter compared to the prior year. Publishing net revenue was $22.6 million, compared to $54.6 million in the prior year, and was primarily driven by the release of Indigo Prophecy (PS2, Xbox and PC), Dragon Ball GT: Transformation (GBA) and Atari Flashback 2 (Plug-and-Play). Distribution revenue was $15.8 million versus $13.4 million in the comparable year-earlier period.

Net loss for the fiscal 2006 second quarter was $25.2 million, or $0.20 per share, compared to net loss of $16.9 million, or $0.14 per share, in the year earlier period. Loss from continuing operations for the second quarter of fiscal 2006 was $23.8 million, or $0.19 per share, compared to a loss of $16.0 million, or $0.13 per share, in fiscal 2005. The Company previously announced on February 9, 2005, that it would begin to take steps to streamline its U.S. operations, including the closing of its studios in Santa Monica, California and Beverly, Massachusetts. In doing so, the Company recorded restructuring charges of $1.5 million in the second quarter of 2006. Excluding restructuring charges and losses from discontinued operations, the loss for the second quarter of fiscal 2006 would have been $22.3 million, or $0.18 per share.

Net revenue for the six-month period ended September 30, 2005, was $62.6 million versus $176.1 million in the comparable year-earlier period. Publishing net revenue was $35.4 million versus $152.1 million in the prior six-month period, while distribution revenue was $27.2 million versus $24.0 million in the comparable year-earlier period.

Net loss for the six-month period was $58.0 million, or $0.47 per share, compared to net loss of $4.8 million, or $0.04 per share, in the year-earlier period. Loss from continuing operations for the six-month period of fiscal 2006 was $54.3 million, or $0.44 per share, compared to a loss of $1.9 million, or $0.02 per share, in fiscal 2005. The Company recorded restructuring charges of $3.7 million for the six-month period ended September 30, 2005. Excluding restructuring charges and losses from discontinued operations, the loss for the six-month period would have been $50.6 million, or $0.41 per share.

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"Today we reported second quarter results in line with consensus Wall Street estimates," stated Bruno Bonnell, Chairman, CEO and Chief Creative Officer of Atari. "As expected, through the first half of fiscal 2006 we have released fewer titles compared to previous years and as a result have reported financial results below historical levels. However, we have taken several definitive steps, including closing studios, providing projects with additional means and selling certain non-core assets, which we anticipate will position Atari properly to take full advantage of the business cycle."

ATARI FISCAL 2006 PRODUCT RELEASE SCHEDULE

Atari's product lineup for the remainder of fiscal 2006 is expected to include the following new releases:

      - Desperados 2: Cooper's Revenge (PC), Dragon Ball Z: Supersonic Warriors 2 (NDS), Driver: Parallel Lines (PS2 and Xbox), Dungeons & Dragons Online (PC), Totally Spies (GBA), Hasbro 4-Pack (NDS), Marc Ecko's Getting Up: Contents Under Pressure (PS2, Xbox and PC), The
            Matrix: Path of Neo (PS2, Xbox and PC), TimeShift (Xbox 360 and PC), and Tycoon City: New York (PC), among others.

"As evidenced by our product line-up, Atari is poised for a stronger second half of fiscal 2006 with titles from critically acclaimed franchises such as The Matrix, Dragon Ball Z, Dungeons & Dragons, Totally Spies and Driver," Mr. Bonnell commented. "Interactive entertainment continues to be one of the fastest growing segments in the entertainment industry. The next generation of consoles from Sony, Microsoft and Nintendo are just the beginning of things to come, and we intend to deliver top-tier titles from franchises such as Alone In The Dark, Test Drive and others. Atari's strategy remains unchanged - we are committed to providing compelling entertainment to mass audiences whenever, however and wherever they want it."

ATARI WILL HOST A TELECONFERENCE WITH A SIMULTANEOUS WEBCAST AT 5:00 P.M. EASTERN TIME TODAY TO DISCUSS THE COMPANY'S SECOND QUARTER RESULTS. TO ACCESS THE TELECONFERENCE, PLEASE DIAL 1-800-573-4842 (DOMESTIC) OR 1-617-224-4327 (INTERNATIONAL), ACCESS CODE 96083749, OR LISTEN TO IT LIVE VIA THE INTERNET BY ACCESSING THE COMPANY'S WEB SITE (WWW.ATARI.COM). FOR THOSE UNABLE TO LISTEN TO THE LIVE BROADCAST, A REPLAY WILL BE AVAILABLE ON THE COMPANY'S WEB SITE OR BY DIALING 1- 888-286-8010 (DOMESTIC) OR 1-617-801-6888 (INTERNATIONAL), PLAYBACK ACCESS CODE 55933948, BEGINNING APPROXIMATELY ONE HOUR AFTER THE CONCLUSION OF THE CALL AND AVAILABLE THROUGH NOVEMBER 10, 2005.

ABOUT ATARI
New York-based Atari, Inc. (Nasdaq: ATAR) develops interactive games for all platforms and is one of the largest third-party publishers of interactive entertainment software in the U.S. The Company's 1,000+ titles include hard-core, genre-defining franchises such as DRIVER(TM), The Matrix(TM), Stuntman(TM) and Test Drive(R); and mass-market and children's franchises such as Nickelodeon's Blue's Clues(TM) and Dora the Explorer(TM), and Dragon Ball Z(R). Atari, Inc. is a majority-owned subsidiary of France-based Infogrames Entertainment SA (Euronext - ISIN: FR-0000052573), the largest interactive games publisher in Europe. For more information, visit www.atari.com.


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                                      -3-


SAFE HARBOR STATEMENT
With the exception of the historical information contained in this release, the matters described herein contain certain "forward-looking statements" that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management's current expectations and assumptions and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements. Actual results may vary materially from those expressed or implied by the statements herein. Some of the factors which could cause our results to differ materially include the following: the loss of key customers, such as Wal-Mart, Best Buy, Target, GameStop and EB Games; delays in product development and related product release schedules; inability to secure capital; loss of our credit facility; adapting to the rapidly changing industry technology, including new console technology; maintaining relationships with leading independent video game software developers; maintaining or acquiring licenses to intellectual property; fluctuations in the Company's quarterly net revenues and results of operations based on the seasonality of our industry; the termination or modification of our agreements with hardware manufacturers; and other factors described in our SEC filings, including our Annual Report on Form 10-K for the year ended March 31, 2005 and our quarterly reports on Form 10-Q.

The Company undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

                               (Tables to Follow)

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                                      -4-


                          ATARI, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                           THREE MONTHS                   SIX MONTHS
                                                              ENDED                          ENDED
                                                           SEPTEMBER 30,                  SEPTEMBER 30,
                                                       2004            2005            2004            2005
                                                     ---------       ---------       ---------       ---------
Net revenues                                         $  67,984       $  38,402       $ 176,108       $  62,601
Cost of goods sold                                      39,424          22,638          90,288          41,055
                                                     ---------       ---------       ---------       ---------
     Gross profit                                       28,560          15,764          85,820          21,546
Research and product development                        16,991          19,445          32,503          36,231
Selling and distribution expenses                       15,046           7,855          31,752          14,857
General and administrative expenses                      9,708           8,221          17,224          16,164
Restructuring expenses                                      --           1,524              --           3,701
Depreciation and amortization                            2,533           2,259           5,220           4,589
                                                     ---------       ---------       ---------       ---------
     Operating (loss)                                  (15,718)        (23,540)           (879)        (53,996)
Interest expense, net                                     (527)           (297)           (701)           (345)
Other income (expense)                                      14            (245)             33            (236)
                                                     ---------       ---------       ---------       ---------
     (Loss) before (benefit from) provision for
      income taxes                                     (16,231)        (24,082)         (1,547)        (54,577)
(Benefit from) provision for income taxes                 (228)           (283)            382            (283)
                                                     ---------       ---------       ---------       ---------
(Loss) from continuing operations                      (16,003)        (23,799)         (1,929)        (54,294)
(Loss) from discontinued operations of
    Humongous Entertainment                               (888)         (1,412)         (2,906)         (3,734)
                                                     ---------       ---------       ---------       ---------

      Net (loss)                                     $ (16,891)      $ (25,211)      $  (4,835)      $ (58,028)
                                                     =========       =========       =========       =========

Basic and diluted net (loss) per share:
   (Loss) from continuing operations                 $   (0.13)      $   (0.19)      $   (0.02)      $   (0.44)
   (Loss) from discontinued operations                   (0.01)          (0.01)          (0.02)          (0.03)
                                                     ---------       ---------       ---------       ---------
      Net (loss)                                     $   (0.14)      $   (0.20)      $   (0.04)      $   (0.47)
                                                     =========       =========       =========       =========

Basic and diluted weighted average shares
   outstanding                                         121,277         123,773         121,263         122,543
                                                     =========       =========       =========       =========

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                                      -5-


                          ATARI, INC. AND SUBSIDIARIES

           COMPARATIVE BALANCE SHEETS MARCH 2005 VS. SEPTEMBER 2005



                                                                    MARCH 31,     SEPTEMBER 30,
                                                                      2005            2005
                                                                    ---------       ---------
                                                                                   (UNAUDITED)
ASSETS
Current assets:
   Cash                                                             $  10,433       $   2,457
   Receivables, net                                                    42,179          16,014
   Inventories, net                                                    25,209          34,171
   Income taxes receivable                                              1,533              78
   Due from related parties                                               248           4,019
   Prepaid expenses and other current assets                           20,996          17,762
   Assets of discontinued operations                                    3,555             176
                                                                    ---------       ---------
      Total current assets                                            104,153          74,677
Property and equipment, net                                             8,289           7,306
Goodwill                                                               70,224          66,398
Other intangible assets, net of accumulated amortization of
       $1,969 and $2,306, at March 31, 2005 and
       September 30, 2005, respectively                                   731             394
Other assets                                                            6,642           5,889
                                                                    ---------       ---------
      Total assets                                                  $ 190,039       $ 154,664
                                                                    =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                 $  27,756       $  34,749
   Accrued liabilities                                                 16,614          18,787
   Restructuring reserve                                                1,885           1,550
   Royalties payable                                                   13,641           7,205
   Income taxes payable                                                   500             204
   Due to related parties                                               5,421           6,652
   Liabilities of discontinued operations                               2,685             761
                                                                    ---------       ---------
      Total current liabilities                                        68,502          69,908
Deferred income                                                           478             440
Other long-term liabilities                                               392             266
                                                                    ---------       ---------
      Total liabilities                                                69,372          70,614
                                                                    ---------       ---------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $0.01 par value, 5,000 shares authorized,
         none issued or outstanding                                        --              --
   Common stock, $0.01 par value, 300,000 shares authorized,
       121,296 and 134,749 shares issued and outstanding at
       March 31, 2005 and September 30, 2005, respectively              1,213           1,347
   Additional paid-in capital                                         736,790         758,048
   Accumulated deficit                                               (619,744)       (677,772)
   Accumulated other comprehensive income                               2,408           2,427
                                                                    ---------       ---------
        Total stockholders' equity                                    120,667          84,050
                                                                    ---------       ---------
        Total liabilities and stockholders' equity                  $ 190,039       $ 154,664
                                                                    =========       =========

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                                      -6-


                                  SUPPLEMENTAL TABLE


                                                         Three Months Ended
                                                           September 30,
                                                      -------------------------
                                                       2004               2005
                                                      ------             ------
PUBLISHING REVENUE MIX
PC                                                     26.1%              36.9%
PlayStation 2                                          37.7%              13.7%
GameCube                                                4.3%               1.4%
Xbox                                                   12.6%               7.9%
Game Boy                                               17.4%              15.1%
PlayStation                                             1.9%               0.0%
NDS                                                     0.0%               0.6%
Retro                                                   0.0%              24.4%




                               SUPPLEMENTAL TABLE


                                                         Six Months Ended
                                                           September 30,
                                                      -------------------------
                                                       2004               2005
                                                      ------             ------
PUBLISHING REVENUE MIX
PC                                                      19.4%              45.5%
PlayStation 2                                           43.4%              15.1%
GameCube                                                 2.8%               4.7%
Xbox                                                    18.9%               7.1%
Game Boy                                                14.0%              11.3%
PlayStation                                              1.5%               0.2%
NDS                                                      0.0%               0.6%
Retro                                                    0.0%              15.5%